EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-51881), Form S-3 (No. 33-49401), Form S-3 (No. 33-36868), Form S-8 (No. 2-97641),
Form S-8 (No. 33-17341), Form S-8 (No. 33-28037), Form S-8 (No. 2-94539) and
Form S-8 (No. 33-49693) of National Fuel Gas Company of our report dated October 28, 1994 appearing on page 53 of this Form 10-K.







PRICE WATERHOUSE LLP

Buffalo, New York
December 22, 1994